Exhibit (r)(1)

CODE OF ETHICS

Blackstone / GSO Secured Lending Fund and Blackstone Private Credit Fund (the

“Funds”)

(EMPLOYEES OF GSO OR BLACKSTONE AND INDEPENDENT FUND TRUSTEES)

I.	General Provisions

A.	Individuals Covered

It is the policy of the Funds that all Access Persons, including Independent Fund Trustees, shall be subject to a written code of ethics meeting the requirements of Rule 17j-1 under the Investment Company Act. All employees of GSO or Blackstone are subject to the provisions of other codes of ethics that have been adopted by the Funds’ Advisers and approved by the Funds’ Boards in accordance with the requirements of Rule 17j-1 under the Investment Company Act. For the avoidance of doubt, employees of GSO and Blackstone remain subject to all GSO and Blackstone compliance manuals, codes of ethics and policies and procedures. Independent Fund Trustees are further subject to the provisions attached to this Code of Ethics as Attachment 1, which Attachment 1 constitutes a part of this Code of Ethics.

B.	Securities Transactions Restrictions

1.	Pre-clearance Requirements for Employees and Access Persons (other than Independent Fund Trustees)

All purchases and sales of Securities (including sales in repurchase offers) issued by the Funds by employees of GSO or Blackstone, including Access Persons (other than Independent Fund Trustees), must be cleared through GSO’s private investment request system by submitting a request through the “Private Investment Request” tab of the Blackstone intranet and providing the amount of Securities of the Fund to be purchased or sold. Pre-clearance may be denied following the consideration of a number of factors including, for example, whether the trade creates the appearance of trading with the possession of material non-public information. Pre-clearance will be evidenced by an email from the CCO or her designee. Following receipt of the pre-clearance email, such employees or Access Persons are to make the investment via Blackstone Securities Partners L.P. by completing the appropriate subscription documents. Purchases and sales of Securities issued by the Funds may be subject to holding periods and blackout periods where no trading will be permitted. No shorting, options or hedging or derivatives on Securities issued by the Funds will be approved for any reason.

All trading of Securities issued by the Funds purchased or sold by an employee of GSO or Blackstone, including Access Persons (other than Independent Fund Trustees) must be transacted through Blackstone Securities Partners L.P.

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2.	Pre-clearance Requirements for Independent Fund Trustees

All purchases and sales of Securities (including sales in repurchase offers) issued by the Funds by Independent Fund Trustees must be cleared through GSO’s private investment request system by submitting a request to the CCO or her designee to GSOCentralCompliance@gsocap.com and providing the amount of Securities of the Fund to be purchased or sold. Pre-clearance may be denied following the consideration of a number of factors including, for example, whether the trade creates the appearance of trading with the possession of material non-public information.

Independent Fund Trustees shall not purchase Securities issued by the Adviser, any principal underwriter of the Funds,1 or any of their control persons, including, in the case of the Adviser, Blackstone.

3.	Reports of Purchases and Holding and Trading Periods

Reports of the purchases and sales of Securities issued by the Funds will be used to file any required reports of beneficial ownership in accordance with Section 16 of the Exchange Act of 1934, as amended.

Purchases of Securities issued by the Funds by Access Persons will be subject to holding periods of (i) six (6) months from the date of purchase or (ii) such shorter or longer periods as the CCO may deem appropriate.

After consideration of the circumstances surrounding a trade request, the CCO or her designee may determine to grant pre-clearance for purchases and sales of Securities (including sales in repurchase offers) issued by the Funds by any Access Person any time.

II.	Compliance with the Code

A.	Investigating Violations of the Code

The CCO is responsible for investigating any suspected violation of the Code by an Access Person and shall report the results of each investigation to the applicable Fund Board, provided that such Fund Board may determine to appoint counsel to investigate any matter at such Fund’s expense and report to it, the CCO regarding such matter. The Fund Board is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code by an Access Person. Any violation of the Code by an Access Person of a Fund will be reported to such Fund’s Board by the CCO not later than the next quarterly meeting after the violation occurs. Employees of GSO and Blackstone are expected to read and comply with the Code as part of their employment.

[1]

J.P. Morgan Securities LLC, Morgan Stanley Smith Barney LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of Singapore Limited, Deutsche Bank Securities Inc., Nomura Securities, Co., Ltd. and Compass Group Global Advisors S.A. have been or will be engaged as placement agents for Blackstone / GSO Secured Lending Fund and may be considered principal underwriters of such Fund. [___] have been or will be engaged as placement agents for Blackstone Private Credit Fund and may be considered principal underwriters of such Fund. Any purchases or sales of Securities issued by such placement agents or future placement engagements or any of their control persons should be cleared through GSO’s personal trading request system in accordance with this Code of Ethics.

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B.	Remedies

1.

Sanctions: If the applicable Fund Board determines that an Access Person has committed a violation of the Code, the Fund Board may impose such sanctions and take such other actions as it deems appropriate, including, among other things, a verbal warning, a letter of caution or warning, fine, termination of employment, suspension, civil referral to the Securities and Exchange Commission or criminal referral. The applicable Fund Board may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result of such reversal. The amount of profit shall be calculated by the applicable Fund Board. The Access Person shall not participate in the applicable Fund Board’s determination of any remedies to be imposed in connection with his or her violation of the Code.

2.

Sole Authority: The applicable Fund Board has sole authority to determine the remedy for any violation of the Code by an Access Person, including appropriate disposition of any monies forfeited pursuant to this provision, but may request a recommendation on such matters from the CCO or Chief Legal Officer of the Funds and is entitled to reasonably rely on such recommendation.

C.	Amendments

Any material amendment of the Code (including of Attachment 1) shall be submitted to the applicable Fund Board for approval in accordance with Rule 17j-1 of the Investment Company Act. Any material amendment of the Code shall become effective only when the applicable Fund Board has approved the amendment in accordance with Rule 17j-1 or at such earlier date as may be required to comply with applicable law or regulation.

III.	Definitions

When used in the Code, the following terms have the meanings set forth below:

“Access Person” means any individual that should be treated as an “access person” to a Fund, as such term is defined in Rule 17j-1 under the Investment Company Act, and includes, without limitation, trustees (including Independent Fund Trustees), officers or general partners of such Fund, the Adviser or any company controlling, controlled by or under common control with such Fund or the Adviser, who in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by such Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

“Blackstone” means The Blackstone Group Inc. and any other company controlling, controlled by or under common control with GSO.

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“CCO” means the Chief Compliance Officer of the Funds.

“Code” means this Code of Ethics, as amended.

“Fund Adviser” means GSO Asset Management LLC.

“Fund Board” means the Board of Trustees of the applicable Fund.

“GSO” means GSO Capital Partners LP or any of its affiliates within the credit-focused business unit of The Blackstone Group Inc.

“Independent Fund Trustee” means a trustee of a Fund who is not an “interested person” of such Fund, the applicable Fund Adviser or the principal underwriter of such Fund as defined in Section 2(a)(19) of the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

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Attachment 1

I.	Personal Securities Transactions

In connection with the purchase or sale, directly or indirectly, by an Independent Fund Trustee of a Security Held or to be Acquired by the applicable Fund, Independent Fund Trustees are prohibited from:

1.	employing any device, scheme or artifice to defraud such Fund;

2.

making any untrue statement of a material fact to such Fund or omitting to state a material fact necessary to make the statements made to such Fund, in light of the circumstances under which they were made, not misleading;

3.	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on such Fund; or

4.	engaging in any manipulative practice with respect to such Fund.

II.	Reporting Requirements

A.	Initial and Annual Acknowledgement

Within ten (10) days of being designated an Independent Fund Trustee, and thereafter on an annual basis, each Independent Fund Trustee must execute the Acknowledgement of Receipt of the Funds’ Code of Ethics attached hereto as Appendix A, including the acknowledgement that he or she has read the Code of Ethics and understands that it applies to him or her.

Pursuant to Rule 17j-1(d)(2)(ii) under the Investment Company Act, Independent Fund Trustees are not required to provide an initial holdings report or a quarterly transaction report required by Rule 17j-1 under the Investment Company Act.

B.	Transactions in Reportable Securities

1.

Transaction Reporting Requirements. No later than 30 days after the end of each calendar quarter, each Independent Fund Trustee must report to the CCO any Securities Transaction executed during such calendar quarter in a Reportable Security (or Equivalent Security) in which such Independent Fund Trustee had a Beneficial Interest if the Independent Fund Trustee knew, or in the ordinary course of fulfilling his or her duty as an Independent Fund Trustee of the applicable Fund should have known, that during the 15-day period immediately before or after the date of such Securities Transaction, (i) the applicable Fund purchased or sold such Reportable Security, or (ii) the applicable Fund or Fund Adviser considered purchasing or selling such Reportable Security.

Note: For purposes of these reporting requirements, Securities Transaction includes transactions in futures and options on futures.

2.

Disclaimers. Any report of a Securities Transaction pursuant to this Section II.B for the benefit of a person other than the Independent Fund Trustee may contain a statement that the report should not be construed as an admission by the Independent Fund Trustee that he or she has any direct or indirect Beneficial Interest in the Security to which the report relates.

3.

Confidentiality. All information supplied by an Independent Fund Trustee pursuant to the Code shall be kept in strict confidence, except that such information may be made available to the Fund Board and the CCO. Such information may also be made available to the Securities and Exchange Commission or such other regulatory authority, to the extent required by law, regulation or this Code.

III.	Definitions

When used in this Attachment 1, the following terms have the meanings set forth below:

A.	Terms Defining the Scope of a Beneficial Interest

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

An Independent Fund Trustee is deemed to have a Beneficial Interest in the following:

1.	any Security owned individually by the Independent Fund Trustee;

2.	any Security owned jointly by the Independent Fund Trustee with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

3.	any Security in which a member of the Independent Fund Trustee’s Immediate Family has a Beneficial Interest if:

(a)	the Security is held in an account over which the Independent Fund Trustee has decision making authority (for example, the Independent Fund Trustee acts as trustee, executor, or guardian); or

(b)	the Security is held in an account for which the Independent Fund Trustee acts as a broker or investment adviser representative.

An Independent Fund Trustee is presumed to have a Beneficial Interest in the following:

1.

any Security in which a member of the Independent Fund Trustee’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Independent Fund Trustee. This presumption may be rebutted if the Independent Fund Trustee provides the CCO with satisfactory assurances that the Independent Fund Trustee does not have an ownership interest, individual or joint, in the Security and exercises no influence or control over investment decisions made regarding the Security. The presumption will not be deemed rebutted unless and until the CCO approves the petition in writing.

Any uncertainty as to whether an Independent Fund Trustee has a Beneficial Interest in a Security should be brought to the attention of the CCO for resolution. An Independent Fund Trustee may appeal any such resolution to the full Board, the decision of which shall be final. Such questions will be resolved in accordance with, and this definition shall be interpreted in accordance with, the definition of “beneficial owner” found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

“Immediate Family” of an Independent Fund Trustee means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

B.	Terms Defining the Scope of a Reportable Securities Transaction

“Reportable Security” means any Security other than (1) direct obligations of the Government of the United States; (2) bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds (other than exchange-traded funds).

“Securities Transaction” means a purchase or sale of a Reportable Security in which an Independent Fund Trustee acquires or has a Beneficial Interest.

“Security” includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, closed-end investment companies, and all derivative instruments of the foregoing, such as options and warrants. “Security” does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“Security Held or to be Acquired by the Fund” means (A) any Reportable Security which, within the most recent 15 days, (i) is or has been held by the applicable Fund, or (ii) is being or has been considered by the applicable Fund or the applicable Fund Adviser for purchase by the applicable Fund, or (B) any option to purchase or sell, and any Security convertible into or exchangeable for, a Reportable Security described above in clause (A) of this definition.

Appendix A

Acknowledgement of Receipt of the Fund Code of Ethics

I acknowledge that I have received the ________ Code of Ethics, dated ________ (the “Code”), and represent that:

1.

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions affected by members of my Immediate Family may therefore be subject to the Code. I have read Section 2.3 of the Code and understand the requirements of Section 2.3 with respect to Section 16 of the Securities Exchange Act of 1934, as amended, as well as Section 8.3 and understand the requirements of Section 8.3 and the prohibition against insider trading.

2.	I will report all Securities Transactions required to be reported under Section II of Attachment 1 of the Code in which I have or acquire a Beneficial Interest.

3.	I will comply with applicable provisions of the Code in all respects.

Trustee’s Signature

Name (Print)

Date

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